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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): January 18, 2006

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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                    1-11152                  23-1882087
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)




 781 Third Avenue, King of Prussia, PA                           19406-1409
(Address of Principal Executive Offices)                         (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitive Agreement

     On January 18, 2006, InterDigital Communications Corporation's patent holding subsidiaries (collectively, InterDigital) entered into a worldwide, non-transferable, non-exclusive, patent license agreement with LG Electronics Inc. (LG). The five-year patent license agreement, effective January 1, 2006, covers the sale, both prior to January 1, 2006 and during the five-year term, of terminal units compliant with all TDMA-based Second Generation (2G) standards (including TIA-136, GSM, GPRS, and EDGE) and all Third Generation (3G) standards (including WCDMA, TD-SCDMA and cdma2000(R) technology and its extensions), and infrastructure compliant with cdma2000(R) technology and its extensions up to a limited threshold amount, under all patents owned by InterDigital prior to and during the term of the license. Under the terms of the patent license agreement, LG is obligated to pay InterDigital three equal installments of $95 million, in the first quarters of 2006, 2007, and 2008, respectively. At the end of the five year term, LG will receive a paid-up license to sell single-mode GSM/GPRS/EDGE terminal units under the patents included under the license.

     The Company is currently evaluating its accounting related to this agreement and will provide guidance at an appropriate time.

     cdma2000(R) is a registered trademark of the Telecommunications Industry Association (TIA-USA).


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERDIGITAL COMMUNICATIONS CORPORATION


                             By: /s/ R.J. Fagan
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                                 Richard J. Fagan
                                 Chief Financial Officer



Dated: January 23, 2006